UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 19, 2023 (May 17, 2023)

 SIRIUSPOINT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point Building
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 17, 2023, Scott Egan, Chief Executive Officer of SiriusPoint Ltd. (the “Company”), as part of relocating from the United Kingdom to Bermuda, entered into a new employment agreement with SiriusPoint Bermuda Insurance Company Ltd. (“SiriusPoint Bermuda,” and such agreement the “Employment Agreement”), which supersedes and replaces Mr. Egan’s existing September 6, 2022 employment letter agreement with SiriusPoint International Insurance Corporation (the “Prior Agreement”). This relocation to Bermuda was a commitment made upon joining the Company given that the Company is headquartered in Bermuda.
The compensation package under the Employment Agreement is consistent with the Prior Agreement except for the addition of certain costs that are being covered and/or reimbursed relating to the move to and residing in Bermuda. Pursuant to the Employment Agreement, Mr. Egan will continue to serve as Chief Executive Officer of the Company, and will receive (i) an annual base salary of $1,100,000, (ii) an annual target bonus opportunity equal to 140% of his then-current base salary (which, with respect to the 2023 performance year, will be guaranteed at 100% of target performance pursuant to the terms of the Prior Agreement), (iii) an annual long-term incentive award with a target grant date value equal to 350% of his then-current base salary, (iv) eligibility for enrollment in the Company’s Bermuda pension scheme or a cash payment in lieu of participating in the scheme, (v) a housing allowance of $312,000 per annum (or temporary living allowance for May and June of 2023), as well as certain additional reimbursements for relocation and purchase of a car, (vi) Company purchased and/or provided health and welfare benefits, and (vii) Company-paid Bermuda payroll and social security taxes and reimbursement for any additional taxes incurred outside of Bermuda as a result of the performance of his duties under the Employment Agreement. Pursuant to the Employment Agreement, Mr. Egan will also continue to be eligible for severance benefits consistent with the terms of the Prior Agreement, as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 21, 2023.
The foregoing description of the terms of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Exhibit No.	Description

10.1	Employment Agreement dated May 17, 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2023	/s/ Jimmy Yang
	Name:	Jimmy Yang
	Title:	Interim General Counsel & Corporate Secretary